Exhibit 10.1

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

SHOALS PARENT LLC

This Amendment No. 1 (this “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement, dated January 29, 2021 (the “LLC Agreement”), of Shoals Parent LLC, a Delaware limited liability company (the “Company”), is entered into effective as of December 6, 2022, by Shoals Technologies Group, Inc., a Delaware corporation (the “Corporation” and the “Manager”), and the undersigned Members of the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

Introduction

WHEREAS, pursuant to Section 15.03 of the LLC Agreement, Section 15.03 of the LLC Agreement may only be amended upon the approval of (i) the Manager, (ii) the holders of a majority of the Common Units and (iii) the holders of a majority of the Common Units (excluding all Common Units held directly or indirectly by the Corporation); and

WHEREAS, the Manager and the undersigned Members holding a majority of the Common Units outstanding (excluding all Common Units held directly or indirectly by the Corporation) have determined it is in the best interests of the Company to amend the LLC Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to ARTICLE I of the LLC Agreement. ARTICLE I of the LLC Agreement is hereby amended by inserting the following definition in the appropriate alphabetical location:

““Solon Holders” means Dean Solon, an individual, Solon Holdco I, GP, a Delaware general partnership, and Solon Holdco II, GP, a Delaware general partnership, and each of their respective Permitted Transferees.”

2. Amendments to Section 15.03 of the LLC Agreement. The first sentence of Section 15.03 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Except as otherwise contemplated by this Agreement, this Agreement may be amended or modified upon the written consent of the Manager, together with the written consent of the holders of a majority of the Common Units then outstanding (excluding all Common Units held directly or indirectly by the Corporation); provided that, beginning on the date that is 90 days after the date the Solon Holders Beneficially Own less than 10% of the voting power of the Corporation, this Agreement may be amended or modified upon the written consent of the Manager without the approval of any other holders of Common Units.”

Subsection (c) of Section 15.03 of the LLC Agreement is hereby amended and restated by deleting the following phrase: “under Section 3.04, Section 3.05, Section 7.01, Section 7.04, Article X or Article XI,”.

3. Amendment to ARTICLE I of the LLC Agreement. The definition of “Distribution Tax Rate” is hereby amended and restated in its entirety as follows:

““Distribution Tax Rate” means a rate equal to the highest effective marginal combined federal, state and local income tax rate for a Fiscal Year applicable to corporate or individual taxpayers (whichever is higher) that may potentially apply to any Member for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager; provided that, beginning on the date that is two years after the date the Solon Holders Beneficially Own less than 10% of the voting power of the Corporation, “Distribution Tax Rate” shall mean a rate equal to the highest effective marginal combined federal, state and local income tax rate for a Fiscal Year applicable to a corporation organized under the laws of the State of Delaware for such Fiscal Year, taking into account all jurisdictions in which the Company is required to file income tax returns, the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local income taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), as reasonably determined by the Manager.”

4. Acknowledgment and Survival; Miscellaneous. Except as specifically set forth herein, the LLC Agreement shall remain in full force and effect. This Amendment shall be deemed a part of, and construed in accordance with, the LLC Agreement. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement has been executed effective as of the date first written above.

MANAGER

SHOALS TECHNOLOGIES GROUP, INC.

By:	/s/ Dominic Bardos
Name: Dominic Bardos
Title: Chief Financial Officer

MEMBERS

SHOALS TECHNOLOGIES GROUP, INC.

By:	/s/ Dominic Bardos
Name: Dominic Bardos
Title: Chief Financial Officer

Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement

of Shoals Parent LLC

MEMBERS

/s/ Dean Solon
Dean Solon

SOLON HOLDCO I, LLC

By:	/s/ Dean Solon
Name: Dean Solon
Title: President

SOLON HOLDCO II, LLC

By:	/s/ Dean Solon
Name: Dean Solon
Title: President

Amendment No. 1 to Third Amended and Restated Limited Liability Company Agreement

of Shoals Parent LLC